UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:          April 23, 2010
(Date of earliest event reported)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.

1-11337	INTEGRYS ENERGY GROUP, INC. (A Wisconsin Corporation) 130 East Randolph Drive Chicago, Illinois 60601-6207 (312) 228-5400	39-1775292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 23, 2010, Integrys Energy Group, Inc. entered into an unsecured $735 million three year Credit Agreement with JPMorgan Chase Bank, N.A., U.S. Bank National Association, Wells Fargo Bank, National Association, KeyBank National Association, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Syndication Agents; Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; and Banc of America Securities LLC and J.P. Morgan Securities Inc., as Lead Arrangers, Book Managers, and Global Coordinators.  The new credit agreement expires on April 23, 2013.  The lenders include 26 individual financial institutions.  The new facility will be used to provide backup support for commercial paper borrowing and letters of credit.

The new agreement replaces the existing $500 million Five Year Credit Agreement entered into in June 2005, the $425 million one year Credit Agreement entered into in May 2009, and the $35 million one year credit agreement entered into in June 2009.  The reduced size of the new credit agreement as compared to the credit agreements it replaced reflects Integrys Energy Group’s reduced credit and collateral support requirements following the Integrys Energy Services business segment strategy change.

The entire $735 million revolving credit line is available for letters of credit.  The amounts of any letters of credit issued and outstanding under the agreement will be reserved and will not be available for other borrowings.

Integrys Energy Group has the option to borrow funds under the new credit agreement as: 1) Base Rate loans at a floating rate equal to the greatest of: (a) the Federal Funds Rate in effect on such day plus 0.50%; (b) the Prime Rate in effect on such day; or (c) the Eurodollar Rate plus 1.00%, plus an additional 1.00% in all three cases, or 2) as Eurodollar loans at a Eurodollar rate plus 2.00%.  In addition, Integrys Energy Group will pay quarterly commitment fees of 7.5 basis points on the unused portion of the facility, letter of credit fees of 200.0 basis points, and an annual administrative fee to the administrative agent.  The letter of credit fees only apply to outstanding letters of credit.  The additional interest rate on Base Rate and Eurodollar loans and all of the fees (other than the administrative fee) are based on Integrys Energy Group’s current credit ratings and will change if there is a change in the underlying credit ratings.

The new credit agreement contains customary conditions of borrowing, customary events of default and customary affirmative and negative covenants, including a covenant to maintain a ratio of debt to total capitalization of not greater than 0.65 to 1.00.

The obligation of the lenders to extend credit under the new credit agreement automatically terminates, and the indebtedness under the new credit agreement automatically becomes due and payable, should Integrys Energy Group file for bankruptcy.  Further, the lenders may terminate their obligation to extend credit under the new credit agreement, and may accelerate payment of Integrys Energy Groups’ indebtedness under the new credit agreement, upon the occurrence of any other event of default and the expiration of any applicable grace period, which includes the failure of Integrys Energy Group to comply with the covenants contained in the new credit agreement.

Integrys Energy Group may from time to time enter into arms length transactions and maintain customary banking and investment banking relationships with one or more of the lenders who are a party to the new credit agreement.

The new credit agreement is filed as Exhibit 10 to this Current Report on Form 8-K and is incorporated into this Current Report on Form 8-K by reference.  The brief summary of the material provisions of the new credit agreement set forth above is qualified in its entirety by reference to the full text of the credit agreement.

Concurrent with the above, credit facilities maturing in 2010 of $115 million at Wisconsin Public Service Corporation and $250 million at The Peoples Gas Light and Coke Company were also replaced at identical commitment levels.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Not applicable.

	(d)	Exhibits. The following exhibit is being filed herewith:

10
Credit Agreement with JPMorgan Chase Bank, N.A., U.S. Bank National Association, Wells Fargo Bank, National Association, KeyBank National Association, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Syndication Agents; Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; and Banc of America Securities LLC and J.P. Morgan Securities Inc., as Lead Arrangers, Book Managers, and Global Coordinators, dated as of April 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRYS ENERGY GROUP, INC. By: /s/ Bradley A. Johnson Bradley A. Johnson Vice President and Treasurer

Date: April 29, 2010

INTEGRYS ENERGY GROUP, INC.

Exhibit Index to Form 8-K
Dated April 23, 2010

Exhibit Number

10
Credit Agreement with JPMorgan Chase Bank, N.A., U.S. Bank National Association, Wells Fargo Bank, National Association, KeyBank National Association, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Syndication Agents; Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; and Banc of America Securities LLC and J.P. Morgan Securities Inc., as Lead Arrangers, Book Managers, and Global Coordinators, dated as of April 23, 2010.